As filed with the Securities and Exchange Commission on May 15, 2009

Registration No. 333-[_______]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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VCA ANTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	700	95-4097995
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12401 West Olympic Boulevard

Los Angeles, CA 90064-1022

(310) 571-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tomas W. Fuller

Chief Financial Officer

VCA Antech, Inc.

12401 West Olympic Boulevard

Los Angeles, CA 90064-1022

(310) 571-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julie M. Kaufer, Esq.

Akin Gump Strauss Hauer & Feld LLP

2029 Century Park East, Suite 2400

Los Angeles, CA 90067

(310) 229-1000

Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this Registration Statement.

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If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☒  Accelerated filer   ☐ Non-accelerated filer ☐ Smaller reporting company   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, par value $0.001 per share	$200,000,000	--	$200,000,000	$11,160

(1)				The registration fee was computed pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the maximum aggregate offering price.
(2)				Omitted pursuant to Rule 457(o).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 15, 2009

PROSPECTUS

VCA ANTECH, INC.

$200,000,000

COMMON STOCK

We may offer and issue from time to time in connection with future acquisitions of other businesses, assets or securities by us or our subsidiaries any combination of common stock at a total offering price not to exceed $200,000,000, in one or more classes or series, in one or more offerings and at prices and on terms that we determine at the time of the offering.

We will determine the amount and type of consideration to be offered and the other specific terms of each acquisition following negotiation by us or our subsidiaries with the owners or controlling persons of the businesses, assets or securities to be acquired. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. We expect that the stock issued in connection with these transactions will be valued at a price reasonably related to its market value, either when we agree to the particular acquisition, when we issue the stock, or during some other negotiated period.

We will pay all expenses of this offering. We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s fees in specific acquisitions. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “WOOF”. On May 14, 2009, the last reported sales price of our shares of common stock was $24.65.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS IN DETERMINING WHETHER TO ACCEPT STOCK AS ALL OR PART OF THE PURCHASE PRICE FOR OUR ACQUISITION OF YOUR BUSINESS, SECURITIES, OR OTHER ASSETS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May __, 2009.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a “shelf” registration statement on Form S-4 that we filed with the Securities and Exchange Commission (the “SEC”). Under this shelf process, we may from time to time, offer and issue up to $200,000,000 of common stock in connection with future acquisitions of other businesses, assets or securities. This prospectus provides a general description of the securities that we may offer and issue. We may add, update or change the information contained in this prospectus by means of one or more prospectus supplements. Both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information”, should be carefully reviewed.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide, without charge, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents. You may request a copy of a document by writing to: Corporate Secretary, VCA Antech, Inc., 12401 West Olympic Blvd., Los Angeles, CA 90064 (telephone number (310) 571-6500). To insure timely delivery, you must request the information no later than five business days before the date that you must make your investment decision.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide information or make any representation about this offering that is not in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is prohibited. Information in this prospectus is correct only as of its date, regardless of when any later offer or sale occurs.

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VCA ANTECH, INC.

We are a leading national animal healthcare company operating in the United States and Canada. We provide veterinary services and diagnostic testing to support veterinary care and we sell diagnostic imaging equipment and other medical technology products and related services to the veterinary market.

Our animal hospitals offer a full range of general medical and surgical services for companion animals, as well as specialized treatments including advanced diagnostic services, internal medicine, oncology, ophthalmology, dermatology and cardiology. In addition, we provide pharmaceutical products and perform a variety of pet wellness programs including health examinations, diagnostic testing, routine vaccinations, spaying, neutering and dental care. Our network of animal hospitals is supported by more than 1,700 veterinarians and had over 6.6 million patient visits in 2008.

Our network of veterinary diagnostic laboratories provides sophisticated testing and consulting services used by veterinarians in the detection, diagnosis, evaluation, monitoring, treatment and prevention of diseases and other conditions affecting animals. Our network of veterinary diagnostic laboratories provides diagnostic testing for over 16,000 clients, which includes standard animal hospitals, large animal practices, universities and other government organizations.

Our medical technology business sells digital radiography and ultrasound imaging equipment, provides education and training on the use of that equipment, and provides consulting and mobile imaging services.

Our principal executive offices are located at 12401 West Olympic Boulevard, Los Angeles, California. We can be contacted at (310) 571-6500.

When used in this prospectus, the terms the “Company”, “VCA”, “issuer”, “we”, “our”, “us”, refer to VCA Antech, Inc. and its subsidiaries, unless otherwise specified. We maintain a website at http://www.vcaantech.com, where general information about us is available. We are not incorporating the content of our website into this prospectus.

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RISK FACTORS

You should consider carefully the following risks and the risks described in any documents incorporated by reference herein, including our most recent annual and quarterly reports, before you accept our common stock as all or part of the purchase price for our acquisition of your business, securities or assets. Many of these risks are beyond our control including business cycles and seasonal trends. If any one or more of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In addition, the trading price of our stock could decline, and you may lose all or part of your investment in our stock. These risks are described in detail below or in the documents incorporated by reference herein, including our most recent annual and quarterly reports. Various sections of this prospectus contain forward-looking statements, all of which are based on current expectations and could be affected by the uncertainties and risk factors described below and throughout this prospectus. Our actual results may differ materially from these forward-looking statements.

If we are unable to effectively execute our growth strategy, we may not achieve our desired economies of scale and our profitability may decline.

Our success depends in part on our ability to increase our revenues and operating income through a balanced program of internal growth initiatives and selective acquisitions of established animal hospitals, laboratories and related businesses. If we cannot implement or effectively execute on this strategy, our results of operations will be adversely affected. Even if we effectively implement our growth strategy, we may not achieve the economies of scale that we have experienced in the past or that we anticipate occurring in the future. Our internal growth rate may decline and could become negative. Our animal hospital same-store revenue growth, adjusted for differences in business days, has fluctuated between 0.8% and 6.6% for 2004 through 2008, and remained flat in 2008. Our laboratory internal revenue growth, adjusted for differences in billing days, has fluctuated between 2.1% and 15.2% over the same years and was 2.1% in 2008. Our internal growth may continue to fluctuate and may be below our historical rates. Any reduction in the rate of our internal growth may cause our revenues and operating income to decrease. Investors should not assume that our historical growth rates are reliable indicators of results in future periods.

Changes in the demand for our products and services could negatively affect our operating results.

The frequency of visits to our animal hospitals has declined and may continue to decline. We believe that the frequency of visits is impacted by several trends in the industry, in addition to the continuing financial crisis. Client visits may be negatively impacted as a result of preventative care and better pet nutrition. Demand for vaccinations will be impacted in the future as protocols for vaccinations change. Our veterinarians establish their own vaccine protocols. Some of our veterinarians have changed their protocols and others may change their protocols in light of recent and/or future literature. The demand for our products and services may also decline as a result of the eradication or substantial declines in the prevalence of certain diseases. Also, demand for pet-related products traditionally sold at animal hospitals have become more widely available in retail stores and other channels of distribution, including the Internet.

General economic conditions may continue to cause a decline in business and have a material adverse effect on our revenue and profitability.

The continued financial crisis and related economic uncertainty has had, and may continue to have, an impact on our revenue and our profitability. Consumer spending habits, including spending for pet healthcare, are affected by, among other things, prevailing economic conditions, levels of employment, salaries and wage rates, consumer confidence and consumer perception of economic conditions. We have experienced a decline in the frequency of visits to our animal hospitals, the number of orders placed in our animal hospitals and the average revenue per requisition in our laboratories, each of which is due in part to present economic conditions. These factors have contributed to a decline in our animal hospital same-store revenue growth and the rate of our laboratory internal revenue growth. We have also experienced a decline in the number of orders received for our digital radiography equipment and we expect that this may continue as the financial crisis persists. Although we continue to engage in cost control measures, a substantial amount of our expenses are fixed costs. If demand for our veterinary and laboratory services continues to decline, or sales of our digital radiography equipment deteriorate, our operating results will be negatively impacted. In addition, declines in our profitability could result in a charge to earnings for

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the impairment of goodwill, which would not affect our cash flow but could decrease our earnings, and our stock price could be adversely affected.

Additionally, many of the effects and consequences of the global financial crisis currently are unknown, and may have a material adverse effect on our liquidity and capital resources, including our ability to refinance our existing long-term debt, raise additional capital if needed, the ability of banks to honor draws on our credit facility, and may negatively impact our business and financial results.

Due to the fixed cost nature of our business, fluctuations in our revenue could adversely affect our gross profit, operating income and margins.

A substantial portion of our expenses, particularly rent and personnel costs, are fixed costs and are based in part on expectations of revenue. We may be unable to reduce spending in a timely manner to compensate for any significant fluctuations in our revenue. Accordingly, shortfalls in revenue may adversely affect our gross profit, operating income and margins.

Any failure in our information technology systems, disruption in our transportation network or failure to receive supplies could significantly increase testing turn-around time, reduce our production capacity and otherwise disrupt our operations.

Our laboratory operations depend on the continued and uninterrupted performance of our information technology systems and transportation network, including overnight delivery services provided by FedEx. Sustained system failures or interruption in our transportation network could disrupt our ability to process laboratory requisitions, perform testing, provide test results in a timely manner and/or bill the appropriate party. We could lose customers and revenue as a result of a system or transportation network failure. In addition, any change in government regulation related to transportation samples or specimens could also have an impact on our business.

Our computer systems are vulnerable to damage or interruption from a variety of sources, including telecommunications failures, electricity brownouts or blackouts, malicious human acts and natural disasters. Moreover, despite network security measures, some of our servers are potentially vulnerable to physical or electrical break-ins, computer viruses and similar disruptive problems. Despite the precautions we have taken, unanticipated problems affecting our systems could cause interruptions in our information technology systems. Our insurance policies may not adequately compensate us for any losses that may occur due to any failures in our systems.

Our laboratory operations depend on a limited number of employees to upgrade and maintain its customized computer systems. If we were to lose the services of some or all of these employees, it may be time-consuming for new employees to become familiar with our systems, and we may experience disruptions in service during these periods.

Our operations depend, in some cases, on the ability of single source suppliers or a limited number of suppliers, to deliver products and supplies on a timely basis. Some of these suppliers are smaller companies with limited capital resources and some of the products that we purchase from these suppliers are proprietary, and, therefore, cannot be readily or easily replaced by alternative suppliers. We have in the past experienced, and may in the future experience, shortages of or difficulties in acquiring products and/or supplies in the quantities and of the quality needed. Shortages in the availability of products and/or supplies for an extended period of time will disrupt our ability to deliver products and provide services in a timely manner, could result in the loss of customers, and could have a material adverse impact on our results of operations.

Difficulties integrating new acquisitions may impose substantial costs and cause other problems for us.

Our success depends on our ability to timely and cost-effectively acquire, and integrate into our business, additional animal hospitals and in some instances laboratories and related businesses. In 2008, we acquired 51 animal hospitals and four laboratories. In 2007, we acquired 73 animal hospitals and two laboratories, including 44 animal hospitals as part of the acquisition of Healthy Pet Corp. In 2006, we acquired 22 animal hospitals and three laboratories. We expect to continue our animal hospital acquisition program and if presented with favorable opportunities, we may acquire animal hospital chains, laboratories or related businesses. Our expansion into new territories and new business segments creates the risk that we will be unsuccessful in the integration of the acquired businesses that are new to our operations. Any difficulties in the integration process could result in increased expense, loss of customers and a decline in profitability. In some cases, we have experienced delays and increased costs in integrating acquired businesses, particularly where we acquire a large number of animal hospitals in a single region at or about the same time. We also could experience delays in converting the systems of acquired businesses into our systems, which could result in increased staff and payroll expense to collect our results as well as delays in reporting our results, both for a particular region and on a consolidated basis. Further, the legal and business environment prevalent in new territories and with respect to new businesses may pose risks that we do not anticipate and adversely impact our ability to integrate newly acquired operations. In addition, our field management may spend a greater amount of time integrating these new businesses and less time managing our existing businesses. During these periods, there may be less attention directed to marketing efforts or staffing issues, which could affect our revenues and expenses. For all of these reasons, our historical success in integrating acquired businesses is not a reliable indicator of our ability to do so in the future. If we are not successful in timely and cost-effectively integrating future acquisitions, it could result in decreased revenue, increased costs and lower margins.

We continue to face risks in connection with our acquisitions including:

•	negative effects on our operating results;

•	impairments of goodwill and other intangible assets;

•	dependence on retention, hiring and training of key personnel, including specialists; and

•	contingent and latent risks associated with the past operations of, and other unanticipated problems arising in, an acquired business.

The process of integration may require a disproportionate amount of the time and attention of our management, which may distract management’s attention from its day-to-day responsibilities. In addition, any interruption or deterioration in service resulting from an acquisition may result in a customer’s decision to stop using us. For these reasons, we may not realize the anticipated benefits of an acquisition, either at all or in a timely manner. If that happens and we incur significant costs, it could have a material adverse impact on our business.

The significant competition in the companion animal healthcare industry could result in a decrease in our prices, an increase in our acquisition costs, a loss of market share and could materially affect our revenue and profitability.

The companion animal healthcare industry is highly competitive with few barriers to entry. To compete successfully, we may be required to reduce prices, increase our acquisition and operating costs or take other measures that could have an adverse effect on our financial condition, results of operations, margins and cash flow. In addition, if we are unable to compete successfully, we may lose market share.

Our primary competitors for our animal hospitals in most markets are individual practitioners or small, regional, multi-clinic practices. Also, regional pet care companies and some national companies, including operators of super-stores, are developing multi-regional networks of animal hospitals in markets in which we operate. Historically, when a competing animal hospital opens in proximity to one of our hospitals, we have reduced prices, expanded our facility, retained additional qualified personnel, increased our marketing efforts or taken other actions designed to retain and expand our client base. As a result, our revenue may decline and our costs may increase. In addition, shifts in the purchasing habits of networks of animal hospitals could result in limiting or discontinuing the use of our laboratories.

A significant component of our annual growth strategy includes the acquisition of independent animal hospitals with aggregate annual revenues of $60.0 million to $70.0 million. The competition for animal hospital acquisitions from small national and regional multi-clinic companies may cause us to increase the amount we pay to acquire additional animal hospitals and may result in fewer acquisitions than anticipated by our growth strategy. If we are unable to acquire a requisite number of animal hospitals annually or if our acquisition costs increase, we may be unable to effectively implement our growth strategy and realize anticipated economies of scale.

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There are many clinical laboratory companies that provide a broad range of laboratory testing services in the same markets we service. These companies have acquired additional laboratories in the markets in which we operate and may continue their expansion, and aggressively “bundle” their products and services to compete with us. Increased competition may adversely affect our laboratory revenues and margins. Several other national companies develop and sell on-site diagnostic equipment that allows veterinarians to perform their own laboratory tests. Growth of the on-site diagnostic testing market may have an adverse effect on our laboratory revenue.

Our medical technology division is a relatively new entrant in the market for medical imaging equipment in the animal healthcare industry. Our primary competitors are companies that are much larger than us and have substantially greater capital, manufacturing, marketing and research and development resources than we do, including companies such as Siemens Medical Systems, Philips Medical Systems and Canon Medical Systems. The success of our medical technology division, in part, is due to its focus on the veterinary market, which allows it to differentiate its products and services to meet the unique needs of this market. If this market receives more focused attention from these larger competitors, we may find it difficult to compete and as a result our revenues and operating margins could decline. If we fail to compete successfully in this market, the demand for our products and services would decrease. Any reduction in demand could lead to fewer customer orders, pricing pressures, reduced revenues, reduced margins, reduced levels of profitability and loss of market share. These competitive pressures could adversely affect our business and operating results.

The carrying value of our goodwill and other intangible assets could be subject to an impairment charge.

At March 31, 2009, our consolidated balance sheet reflected $940.1 million of goodwill and $36.6 million of other intangible assets, constituting a substantial portion of our total assets of $1.49 billion at that date. We expect that the aggregate amount of goodwill and other intangible assets on our consolidated balance sheet will increase as a result of future acquisitions. We continually evaluate whether events or circumstances have occurred that suggest that the fair value of our other intangible assets or each of our reporting units are below their respective carrying values. When these triggering events occur, we perform an impairment analysis to evaluate the impact on the fair value of our reporting units. The determination that the fair value of our intangible assets or one of our reporting units is less than its carrying value may result in an impairment charge. The impairment charge would be reflected as expense and could have a material adverse effect on our results of operations during the period in which we recognize the expense. Upon completion of our regularly scheduled annual impairment review as of October 31, 2008, we concluded that the fair values of our reporting units exceeded their respective carrying values and accordingly, as of that date, our goodwill as reflected in our consolidated financial statements was not impaired. However, in the future we may incur impairment charges related to the goodwill and other intangible assets already recorded or arising out of future acquisitions.

We require a significant amount of cash to service our debt and expand our business as planned.

We have, and will continue to have, a substantial amount of debt. Our substantial amount of debt requires us to dedicate a significant portion of our cash flow from operations to pay down our indebtedness and related interest, thereby reducing the funds available to use for capital expenditures, acquisitions and general corporate purposes.

At March 31, 2009, our debt consisted of:

•	$520.9 million in principal amount outstanding under our senior term notes; and

•	$29.9 million in principal amount outstanding under capital leases and other debt.

Our ability to make payments on our debt, and to fund acquisitions, will depend upon our ability to generate cash in the future. Insufficient cash flow could place us at risk of default under our debt agreements or could prevent us from expanding our business as planned. Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Our business may not generate sufficient cash flow from operations, our strategy to increase operating efficiencies may not be realized and future borrowings may not be available to us under our senior credit facility in an amount sufficient to enable us to service our debt or to fund our other liquidity needs. A substantial portion of our debt is variable-rate debt that is exposed to

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interest rate fluctuations. In order to meet our debt obligations, we may need to refinance all or a portion of our debt. We may not be able to refinance any of our debt on commercially reasonable terms or at all. We expect that our long-term cash flow from operations will not be sufficient to repay our long-term debt when it comes due in May 2011. We anticipate that we will refinance such indebtedness, amend its terms to extend the maturity dates, or issue common stock in our company. Our management cannot make any assurances that such refinancing or amendments, if necessary, will be available on attractive terms, if at all.

Our failure to satisfy covenants in our debt instruments will cause a default under those instruments.

In addition to imposing restrictions on our business and operations, our debt instruments include a number of covenants relating to financial ratios and tests. Our ability to comply with these covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions. The breach of any of these covenants would result in a default under these instruments. An event of default would permit our lenders and other debtholders to declare all amounts borrowed from them to be due and payable, together with accrued and unpaid interest. Moreover, these lenders and other debtholders would have the option to terminate any obligation to make further extensions of credit under these instruments. If we are unable to repay debt to our senior lenders, these lenders and other debtholders could proceed against our assets.

Our debt instruments may adversely affect our ability to run our business.

Our substantial amount of debt, as well as the guarantees of our subsidiaries and the security interests in our assets and those of our subsidiaries, could impair our ability to operate our business effectively and may limit our ability to take advantage of business opportunities. For example, our senior credit facility may:

•	limit our ability to borrow additional funds or to obtain other financing in the future for working capital, capital expenditures, acquisitions, investments and general corporate purposes;
•	limit our ability to dispose of our assets, create liens on our assets or to extend credit;

•	make us more vulnerable to economic downturns and reduce our flexibility in responding to changing business and economic conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business or industry;

•	place us at a competitive disadvantage to our competitors with less debt; and

•	restrict our ability to pay dividends, repurchase or redeem our capital stock or debt, or merge or consolidate with another entity.

The terms of our senior credit facility allow us, under specified conditions, to incur further indebtedness, which would heighten the foregoing risks. If compliance with our debt obligations materially hinders our ability to operate our business and adapt to changing industry conditions, we may lose market share, our revenue may decline and our operating results may suffer.

Any failure by the manufacturers of our medical imaging equipment, failure in our ability to develop functional and cost-effective software for our products, or any product malfunctions could result in a decline in customer purchases and a reduction in our revenue, demand and profitability.

We do not develop or manufacture the medical imaging equipment that we distribute, except for the software component of our digital radiography machines. Our business in large part is dependent upon distribution agreements with the manufacturers of the equipment, the ability of those manufacturers to produce desirable equipment and to keep pace with advances in technology, our ability to develop cost-effective, functional, and user-friendly software for the digital radiography machines, and the overall rate of new development within the industry. If the distribution agreements terminate or are not renewed, if the manufacturers breach their covenants under these agreements, if the equipment manufactured by these manufacturers or our software becomes less competitive or if there is a general decrease in the rate of new development within the industry, demand for our products and services would decrease. In addition, because the products represent a significant capital investment for our customers, an adverse change in the economy or the current tax law could also negatively impact the demand for these products and services. Any reduction in demand could lead to fewer customer orders, pricing pressures, reduced revenues, reduced margins, reduced levels of profitability and loss of market share.

Manufacturing flaws, component failures, design defects, or inadequate disclosure of product-related information could result in an unsafe condition or injury. These problems could result in product liability claims and lawsuits alleging that our products have resulted or could result in an unsafe condition or injury. In addition, an adverse event involving one of our products could result in reduced market acceptance and demand for all of our products, and could harm our reputation and our ability to market our products in the future. Any of the foregoing problems could disrupt our business and have a material adverse effect on our business, results of operations, financial condition and cash flows.

Our use of self-insurance, self-insured retention and high-deductible insurance programs to cover certain claims for losses suffered and costs or expenses incurred could negatively impact our business upon the occurrence of an uninsured and/or significant event.

We self-insure and use high retention or high-deductible insurance programs with regard to property risks, general, professional and employment practice liabilities, health benefits, and workers’ compensation when the lack of availability and/or the high cost of commercially available insurance products do not render the transfer of this risk economically feasible. In the event that the frequency of losses we experience increases unexpectedly, the aggregate of those losses could materially increase our liability and adversely affect our financial condition, liquidity, cash flows and results of operations. In addition, while the insurance market continues to limit the availability of certain insurance products while increasing the costs of those products, we will continue to evaluate the levels of claims we include in our self-insured, self-insured retention and/or high-deductible insurance programs. Any increases to these programs increase our risk of exposure and therefore increases the risk of a possible material adverse effect on our financial condition, liquidity, cash flows and results of operations. In addition, we have made certain judgments as to the limits on our existing insurance coverage that we believe are in line with industry standards, as well as in light of economic and availability considerations. Unforeseen catastrophic loss scenarios could prove our limits to be inadequate, and losses incurred in connection with the known claims we self-insure could be substantial. Either of these circumstances could materially adversely affect our financial and business condition.

We may experience difficulties hiring skilled veterinarians due to shortages that could disrupt our business.

As the pet population continues to grow, the need for skilled veterinarians continues to increase. If we are unable to retain an adequate number of skilled veterinarians, we may lose customers, our revenue may decline and we may need to sell or close animal hospitals. At March 31, 2009, there were 28 veterinary schools in the country accredited by the American Veterinary Medical Association. These schools graduate approximately 2,100 veterinarians per year. There is a shortage of skilled veterinarians in some regional markets in which we operate animal hospitals. During shortages in these regions, we may be unable to hire enough qualified veterinarians to adequately staff our animal hospitals, in which event we may lose market share and our revenues and profitability may decline.

If we fail to comply with governmental regulations applicable to our business, various governmental agencies may impose fines, institute litigation or preclude us from operating in certain states.

The laws of many states prohibit business corporations from providing, or holding themselves out as providers of, veterinary medical care. At March 31, 2009, we operated 157 animal hospitals in 14 states with these laws, including 47 in Texas, 31 in Washington and 25 in New York. In addition, our mobile imaging service also operates in one state with these laws. We may experience difficulty in expanding our operations into other states with similar laws. Given varying and uncertain interpretations of the veterinary laws of each state, we may not be in compliance with restrictions on the corporate practice of veterinary medicine in all states. A determination that we are in violation of applicable restrictions on the practice of veterinary medicine in any state in which we operate could have a material adverse effect on us, particularly if we are unable to restructure our operations to comply with the requirements of that state.

All of the states in which we operate impose various registration requirements. To fulfill these requirements, we have registered each of our facilities with appropriate governmental agencies and, where required, have appointed a licensed veterinarian to act on behalf of each facility. All veterinarians practicing in our animal hospitals are required to maintain valid state licenses to practice.

We may have to write-off certain capitalized software development costs.

We are currently in the process of internally developing software that will be used in our animal hospitals. Costs related directly to the software design, coding, testing and installation are capitalized and will be amortized over the expected life of the software when it is ready for its intended use. If we are unable to realize the benefits of internally developed software, we may be required to write-off a portion or all of the associated capitalized costs, which may have an adverse effect on our operating results in the period in which we incur the write-off.

The loss of Robert L. Antin, our Chairman, President and Chief Executive Officer, could materially and adversely affect our business.

We are dependent upon the management and leadership of our Chairman, President and Chief Executive Officer, Robert L. Antin. We have an employment contract with Mr. Antin that may be terminated at the option of Mr. Antin. We do not maintain any key man life insurance coverage for Mr. Antin. The loss of Mr. Antin could materially adversely affect our business.

INFORMATION CONCERNING FORWARD LOOKING STATEMENTS

This prospectus and documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they materialize or prove incorrect, could cause our results and the results of our consolidated subsidiaries to differ materially from those expressed or implied by these forward-looking statements. We generally identify forward-looking statements in this report using words like “believe”, “intend”, “seek”, “expect”, “estimate”, “may”, “plan”, “should plan”, “project”, “contemplate”, “anticipate”, “predict”, “potential”, “continue”, or similar expressions. You may find some of these statements below and elsewhere in this prospectus and documents incorporated by reference herein. These forward-looking statements are not historical facts and are inherently uncertain and outside of our control. Any or all of our forward-looking statements in this prospectus and documents incorporated by reference herein may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus and documents incorporated by reference herein will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially. Factors that may cause our plans, expectations, future financial condition and results to change include those items discussed in the Risk Factors section of this prospectus.

USE OF PROCEEDS

This prospectus relates to common stock which we may offer from time to time in connection with acquisitions of businesses, assets, or securities. Other than the businesses, assets, or securities acquired, we do not expect to receive any proceeds from these offerings.

DESCRIPTION OF CAPITAL STOCK

This prospectus contains a summary of the material terms of our capital stock, including our common stock. The following description of our capital stock is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws and by the provisions of applicable Delaware law.

Our authorized capital stock consists of 175,000,000 shares of common stock, par value $0.001 per share, and 11,000,000 shares of preferred stock, par value $0.001 per share. As of May 8, 2009, 85,376,841 shares of our common stock are outstanding and held of record by approximately 194 holders of record and no shares of our preferred stock are outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The common stock does not have cumulative voting rights. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends out of assets legally available therefor as our board of directors may from time to time determine. Our senior credit facility and the indenture governing our outstanding senior subordinated notes place limitations on our ability to pay dividends or make other distributions in respect of our common stock. Any future determination as to the payment of dividends on our common stock will be restricted by these limitations, will be at the discretion of our board of directors and will depend on our results of operations, financial condition, capital requirements and other factors deemed relevant by the board of directors, including the General Corporation Law of the State of Delaware, which provides that dividends are only payable out of surplus or current net profits.

Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. Holders of shares of the common stock are not required to make additional capital contributions. All outstanding shares of common stock are fully paid and nonassessable.

Provisions of VCA’s Amended and Restated Certificate of Incorporation and By-laws and Delaware Law That May Have Anti-Takeover Effects

Our bylaws provide that candidates for director may be nominated only by the board of directors or by a stockholder who gives written notice to us no later than 90 days prior nor earlier than 120 days prior to the first anniversary of the last annual meeting of stockholders. The board of directors may consist of one or more members to be determined from time to time by the board of directors. The board of directors currently consists of five members divided into three different classes. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective terms. Between stockholder meetings, the board of directors may appoint new directors to fill vacancies or newly created directorships.

Our certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Our certificate of incorporation also provides that the authorized number of directors may be changed only by resolution of the board of directors. Delaware law and these charter provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our common stock.

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that specified persons who, together with affiliates and associates, own, or within three years did own, 15% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder, unless:

•	prior to the date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

PLAN OF DISTRIBUTION

This prospectus relates to any combination of common stock at a total offering price not to exceed $200,000,000, in one or more classes or series, in one or more offerings and at prices and on terms that we determine at the time of the offering that we may offer and issue from time to time in connection with future acquisitions of other businesses, assets or securities by us or our subsidiaries We will determine the amount and type of consideration to be offered and the other specific terms of each acquisition following negotiation by us or our subsidiaries with the owners or controlling persons of the businesses, assets or securities to be acquired. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries.

We expect that the stock issued in connection with these transactions will be valued at a price reasonably related to its market value, either when we agree to the particular acquisition, when we issue the stock, or during some other negotiated period.

This prospectus may be supplemented to furnish the information necessary for a particular negotiated transaction and the registration statement of which this prospectus is a part will be amended or supplemented, as required, to supply information concerning an acquisition.

We will pay all expenses of this offering. We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s fees in specific acquisitions. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Akin Gump Strauss Hauer & Feld LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements and schedules of VCA Antech, Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Frank Reddick, a partner at Akin Gump Strauss Hauer & Feld LLP, has served as a director since February, 2002. Mr. Reddick is the beneficial owner of 76,558 shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

VCA SEC Filings (File No. 001-16783)	Period
Annual report on Form 10-K (including the portions of our proxy statement for our 2009 annual meeting of stockholders incorporated by reference therein)	Year ended December 31, 2008

Quarterly report on Form 10-Q	Quarterly period ended March 31, 2009

Current Reports on Form 8-K	Filed on February 19, 2009 and April 22, 2009.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus to the end of the offering of the common stock. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on form 8-K that we may file with the SEC, unless otherwise specified in such current report or in a particular prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, empowers a corporation to indemnify any person who by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or against another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

As permitted by Delaware law, our amended and restated certificate of incorporation provides that no director of ours will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for the following:

•	for liability for any breach of duty of loyalty to us or to our stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or
•	for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation further provides that we must indemnify our directors and executive officers and may indemnify our other officers and employees and agents to the fullest extent permitted by Delaware law. We believe that indemnification under our certificate of incorporation covers negligence and gross negligence on the part of indemnified parties. Our amended and restated bylaws provide us with the authority to indemnify our directors, officers and agents to the full extent allowed by Delaware law.

We have entered into indemnification agreements, the form of which is incorporated by reference to Exhibit 10.13 to our registration statement on Form S-1 filed August 9, 2001, with each of our directors and officers. These agreements will require us to indemnify each director and officer for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of the person's services as our director or officer, any subsidiary of ours or any other company or enterprise to which the person provides services at our request.

Item 21. Exhibits and Financial Statement Schedules

(a)          Exhibits

           Exhibit                                                                       Description

Number
*3.1	Amended and Restated Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.1 to the Registrant’s annual report on Form 10-K filed March 29, 2002.
*3.2	Certificate of Amendment to the Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed July 16, 2004.
*3.3

Certificate of Correction to the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed July 16, 2004.

*3.4	Amended and Restated Bylaws of Registrant. Incorporated by reference to Exhibit 3.4 to the Registrant’s quarterly report on Form 10-Q filed August 6, 2004.
5.1	Legal opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the securities being registered under this registration statement.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in exhibit 5.1).

* Previously filed.

(b)          Financial Statement Schedules

Schedules for which provision is made in the applicable accounting regulations of the SEC are either not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements or financial statement schedules incorporated by reference and therefore has been omitted.

Item 22. Undertakings

(a)          The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i)       To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for purposes of determining liability under the Securities Act of 1933, as amended, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)          The undersigned Registrant hereby undertakes as follows:

(1)          that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form; and

(2)          that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f)        The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)        The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 14, 2009.

VCA Antech, Inc.
By:	/s/ Tomas W. Fuller
Tomas W. Fuller
Chief Financial Officer, Principal Financial Officer, Vice President and Secretary

KNOWN BY ALL PERSONS THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Antin and Tomas W. Fuller, or any one of them, their attorneys-in-fact and agents with full power of substitution and re-substitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert L. Antin	Chairman of the Board, President and Chief Executive Officer	May 11, 2009
Robert. L. Antin
s/ Tomas W. Fuller	Chief Financial Officer, Principal Financial Officer, Vice President and Secretary	May 14, 2009
Tomas W. Fuller
/s/ Dawn R. Olsen	Principal Accounting Officer, Vice President and Controller	May 11, 2009
Dawn R. Olsen
/s/ John M. Baumer	Director	May 13, 2009
John M. Baumer
/s/ John Heil	Director	May 14, 2009
John Heil

/s/ Frank Reddick	Director	May 13, 2009
Frank Reddick
/s/ John B. Chickering, Jr.	Director	May 14, 2009
John B. Chickering, Jr.

EXHIBIT INDEX

Exhibit Number	Description
*3.1	Amended and Restated Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.1 to the Registrant’s annual report on Form 10-K filed March 29, 2002.
*3.2	Certificate of Amendment to the Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed July 16, 2004.
*3.3

Certificate of Correction to the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed July 16, 2004.

*3.4	Amended and Restated Bylaws of Registrant. Incorporated by reference to Exhibit 3.4 to the Registrant’s quarterly report on Form 10-Q filed August 6, 2004.
5.1	Legal opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the securities being registered under this registration statement.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in exhibit 5.1).

* Previously filed.